EXHIBIT 10.6




























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                     1995 PERFORMANCE AWARD UNIT PROGRAM

Article I  Purpose

Effective this 1st day of January 1996 (the "Effective Date") described herein, Arkansas Best Corporation (the "Company") adopts the Arkansas Best Corporation Performance Award Unit Program (the "Plan") to benefit the Company's stockholders by creating a flexible vehicle to provide incentive compensation opportunities to executive management of the Company. In doing so, the Plan provides an important link between the compensation of executive management and Company performance. The Awards under the Plan will compensate management for the creation of shareholder value. In this way, the Plan is intended to encourage and reward superior performance by individuals whose performance is a key element in achieving the Company's continued financial and operational success.



                           Article II  Definitions

2.1  "Award or "Awards" means an award granted pursuant to Article IV.

2.2 "Award Agreement" means a written document containing the terms of an Award made pursuant to this Plan, which evidences the Award.

2.3  "Board" means the Board of Directors of the Company.

2.4  "Code" means the Internal Revenue Code of 1986, as amended.

2.5  "Committee" means the Stock Option Committee of the Board.

2.6 "Company" means Arkansas Best Corporation, a Delaware corporation, or any successor corporation

2.7 "Disability" means a medical condition which precludes the Participant from engaging in substantially gainful employment and is expected to continue indefinitely. The determination of Participant's Disability for purposes of this Plan shall be determined by the Committee.

2.8 "Employee" means any individual who is an employee of the Company or any Participating Affiliate.

2.9 "Participant" means an Employee who has been designated by the Committee to be eligible for an Award pursuant to this Plan.

2.10 "Participating Affiliate" means a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all outstanding classes and series of stock, and which has one or more employees designated by the Committee to be eligible for an Award pursuant to this Plan.

2.11 "Performance Award Units" are cash allotments of dollar-denominated units, which may be performance-based compensation as described in section 162(m) of the Code.

2.12 "Retirement" means termination of employment with the Company or a Participating Affiliate upon attainment of normal retirement age of sixty-five (65).

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                          Article III  Eligibility

The Committee shall consider an individual's position, responsibilities, and importance to the Company among other factors in determining which Employees shall be Participants. The types of Awards to be made to Participants and the terms, conditions, and limitations applicable to the Awards are left to the sole discretion of the Committee, subject to the terms of the Plan. The Committee's decision as to eligibility and the nature and timing of Awards under the Plan is final.



                             Article IV  Awards

4.1 At the discretion of the Committee, Awards and/or Performance Award Units shall be paid in the form of cash or other property the Committee deems appropriate.

4.2 Performance Award Units may be granted under this Plan from time to time based on the terms and conditions as the Committee deems appropriate; provided, however, that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee shall determine the performance measurements and criteria for such Awards.

4.3 In the event of the Retirement, Disability, death or other termination of a Participant's employment with the Company, all Awards granted, but not unpaid and Performance Award Units credited to the Participant's account shall be paid in cash or, as the Committee deems appropriate, other property, to the Participant's designated beneficiary.

4.4 Each Award under this Plan shall be evidenced by an Award Agreement setting forth the terms of the Award.

     (a)  Award Agreements shall include the following terms:

                    (i) a provision that the Awards under the Plan shall not be assigned, pledged, or otherwise transferred, except by will or by the laws of descent and distribution;

                    (ii) a provision describing the treatment of an Award in
               the event of the Retirement, Disability, death, or other termination of a Participant's employment with the Company, including, but not limited to terms relating to the vesting, forfeiture, or cancellation of an Award in such circumstances; and

                    (iii) a provision describing the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award.

               (b)  Award Agreements may include the following terms:

                    (i) any provisions requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan;




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                    (ii) such other terms as are necessary and appropriate to
               effect an Award to the Participant including, but not limited to the term of the Award, payment provisions, vesting provisions, deferrals, any requirements for continued employment with the Company, limitations regarding the source of the payment for an Award, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, effect on the Award of a Change of Control, as defined in
               Article IX, and amount or value of Awards; or

                    (iii) any terms or limitations to comply with the performance-based compensation requirements under section 162(m)(4)(C) of the Code.





                          Article V  Administration

5.1 A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

5.2 The Committee will be responsible for declaring the material terms under which the Performance Award Units are to be paid, including performance goals.

5.3 The Committee shall periodically determine the Participants in the Plan and the nature, amount, and other terms of Awards to be made to such individuals.

5.4 The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

5.5 The Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose.

5.6 In the case of Awards that are intended to be Performance Awards as described in section 162(m) of the Code, before any such Performance Award is paid to a "covered employee," as defined in section 162(m) of the Code, the Committee shall disclose to the shareholders and the shareholders must approve:

          (a) A description of the broad class of employees who are eligible to participate in the Plan.

          (b)  A general description of the performance goals set by the
          Committee.
          (c) Either the formula for computing the compensation or the maximum dollar amount that will be paid if the performance goal is satisfied.
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          (d)  Such other information as the Committee deems necessary to comply with the requirements under section 162(m) of the Code.



                        Article VI  Change of Control

6.1 In the event of a Change of Control, the terms of the Award Agreement shall state the effect, if any, on Awards granted under the Plan.

6.2 For the purposes of this Section, a "Change of Control" shall mean the earliest date on which any of the following events shall occur:

          (a) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or any lease, exchange, or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company;

          (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

          (c) any "person" (as such term is defined in section 3(a)(9) or section 13(d)(3) under the Exchange Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the Exchange Act), other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the Company's then outstanding securities having the right to vote in the election of directors; or

          (d) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.



                      Article VII  Rights of Employees

7.1 Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally.




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7.2  Nothing contained in the Plan (or in any other documents related to this
     Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

                   Article VIII  Amendment and Termination

The Board may at any time amend, suspend, or terminate the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to comply with any laws that govern such agreements.



                          Article IX  Unfunded Plan

The Plan shall be unfunded. Neither the Company, Board of Directors, nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.



                       Article X  Limits of Liability

10.1 Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan.

10.2 No member of the Board or the Committee, nor any Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee and each Employee acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

                          Article XI  Miscellaneous

The laws of the State of Delaware shall govern all matters relating to this Plan, except to the extent superseded by the laws of the United States.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer to be effective immediately on the date on which this Plan is adopted by the Board of Directors of the Company.


                                   ARKANSAS BEST CORPORATION


                                   By:


                                   Title:




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